UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 18, 2003

                   RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP
               (Exact name of registrant as specified in its charter)


               Delaware                 0-15740                04-2924048
           (State or other           (Commission            (I.R.S. Employer
           jurisdiction of           File Number)         Identification Number)
           incorporation)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                         (Registrant's telephone number)
                                 (864) 239-1000

Item 5.     Other Events

On December 11, 2003, NHP Management Company, a Delaware corporation ("NHP") entered into a Redemption and Contribution Agreement (the "Redemption and Contribution Agreement") with Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership ("Winthrop"). Winthrop is the general partner of Riverside Park Associates Limited Partnership (the "Partnership"), and the current holder of the 3% general partnership interest in the Partnership (the "GP Interest"). The Redemption and Contribution Agreement relates to the acquisition of the GP Interest by NHP or a wholly owned subsidiary thereof, such as AIMCO/Riverside Park Associates GP, LLC.

NHP is the associate general partner of the Partnership. The Redemption and Contribution Agreement also contemplates the transfer of the associate general partner interest in the Partnership from NHP to one of its subsidiaries. This associate general partner interest currently allows NHP, as the associate general partner, to act on behalf of the Partnership. Upon completion of the transfer, the subsidiary of NHP that is the transferee will have the authority to act on behalf of the Partnership.

The purchase price allocated to the GP Interest was $1,000. The transactions contemplated by the Redemption and Contribution Agreement are subject to the consent of the limited partners, and if applicable, lenders and governmental authorities. With respect to consent of the limited partners, an affiliate of NHP, AIMCO Properties, L.P., a Delaware limited partnership, and its affiliates control a sufficient interest in the Partnership to approve the transfer of the GP Interest as contemplated by the Redemption and Contribution Agreement.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP


                                 By: Winthrop Financial Associates, A Limited Partnership
                                        General Partner


                                 By:    NHP Management Company
                                        Associate General Partner


                                 By:    /s/Patrick J. Foye
                                        Patrick J. Foye
                                        Executive Vice President


                                 Date:  December 29, 2003